Exhibit 99.01


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Montgomery Realty Group, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dinesh Maniar, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Dinesh Maniar
---------------------------
Dinesh Maniar
Chief Executive Officer and
Chief Financial Officer
March 31, 2003


A signed original of this written statement required by Section 906 has been provided to Montgomery Realty Group, Inc. and will be retained by Montgomery Realty Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.